                            ASSET PURCHASE AGREEMENT

                                      AMONG

                              NU-TECH BIO-MED, INC.


                                       AND


                          NTBM BILLING SERVICES, INC.,

                     AND JUDITH PRUSSIN AND JEFFREY PRUSSIN,

                        AND PROMPT MEDICAL BILLING, INC.




                               SEPTEMBER 13, 1996

                                TABLE OF CONTENTS

                                                                            Page
 1. Definitions ...........................................
 2. Basic Transaction......................................
     (a) Purchase and Sale of Assets.......................
     (b) Preliminary Purchase Price .......................
     (c) Adjustment for Accounts Receivable ...............
     (d) Establishment of Escrow ..........................
     (e) Post-Closing Adjustment ..........................
     (f) Adjustment for Change in Nu-Tech Market
          Value ...........................................
     (g) Assumption of Liabilities.........................
     (h) The Closing ......................................
     (i) Deliveries at the Closing ........................
 3. Representations and Warranties Concerning the
     Transaction ..........................................
     (a) Representations and Warranties of the PM
          Shareholders.....................................
     (b) Representations and Warranties of Nu-Tech ........
     (c) Representations and Warranties of NTBM Billing....
 4. Representations and Warranties Concerning Prompt
     Medical ..............................................
     (a) Organization, Qualification, and Corporate
           Power ..........................................
     (b) Capitalization ...................................
     (c) Noncontravention .................................
     (d) Brokers' Fees ....................................
     (e) Title to Assets ..................................
     (f) Subsidiaries .....................................
     (g) Financial Statements .............................
     (h) Events Subsequent to Most Recent Fiscal
           Year End .......................................
     (i) Undisclosed Liabilities ..........................
     (j) Legal Compliance .................................
     (k) Tax Matters ......................................
     (l) Real Property ....................................
     (m) Intellectual Property ............................
     (n) Tangible Assets ..................................
     (o) Inventory ........................................
     (p) Notes and Accounts Receivable ....................
     (q) Power of Attorney ................................
     (r) Insurance ........................................
     (s) Litigation .......................................
     (t) Employees ........................................
     (u) Employee Benefits ................................
     (v) Guaranties .......................................
     (w) Environment, Health, and Safety ..................
     (x) Fraud and Abuse ..................................
     (y) Health Professional's Financial Relationship .....

     (z) Accuracy of Receivable List and Customer Revenue
           Statement.......................................
     (aa)Disclosure .......................................
 5. Pre-Closing Covenants .................................
     (a) General ..........................................
     (b) Notices and Consents .............................
     (c) Operation of Business ............................
     (d) Preservation of Business .........................
     (e) Full Access ......................................
     (f) Notice of Developments ...........................
     (g) Exclusivity ......................................
 6. Post-Closing Covenants ................................
     (a) General ..........................................
     (b) Litigation Support ...............................
     (c) Transition .......................................
     (d) Confidentiality ..................................
     (e) Covenant Not to Compete ..........................
 7. Conditions to Obligation to Close .....................
     (a) Conditions to Obligation of Nu-Tech and NTBM
           Billing.........................................
     (b) Conditions to Obligation of the PM Shareholders
           and Prompt Medical..............................
 8. Remedies for Breaches of This Agreement ...............
     (a) Survival of Representations and Warranties .......
     (b) Indemnification Provisions for Benefit of
           Nu-Tech and NTBM Billing........................
     (c) Indemnification Provisions for Benefit of the
           PM Shareholders and Prompt Medical..............
     (d) Matters Involving Third Parties ..................
     (e) Determination of Adverse Consequences ............
     (f) Recoupment From Escrow ...........................
     (g) Other Indemnification Provisions .................
 9. Registration Rights....................................
10. Termination ...........................................
     (a) Termination of Agreement .........................
     (b) Effect of Termination ............................
11. Miscellaneous .........................................
     (a) Nature of Certain Obligations ....................
     (b) Press Releases and Public Announcements ..........
     (c) No Third-Party Beneficiaries .....................
     (d) Entire Agreement .................................
     (e) Succession and Assignment ........................
     (f) Counterparts .....................................
     (g) Headings .........................................
     (h) Notices ..........................................
     (i) Governing Law ....................................
     (j) Amendments and Waivers ...........................
     (k) Severability .....................................
     (l) Expenses .........................................
     (m) Construction .....................................
     (n) Incorporation of Exhibits and Schedules ..........
     (o) Specific Performance .............................

     (p) Submission to Arbitration ........................


Exhibits

Exhibit A      Health Systems Consulting Agreement
Exhibit B      Prussin Employment Agreement

                            ASSET PURCHASE AGREEMENT

         Agreement entered into on September 13, 1996 by and among Nu-Tech Bio-Med, Inc., a Delaware corporation, with an office address at 500 Fifth Avenue, New York, New York 10036 (the "Nu-Tech"), NTBM Billing Services, Inc., with an address at 55 Access Road, Warwick, Rhode Island 02886 ("NTBM Billing"), Judith Prussin residing at 9551 SW 56th Court, Miami, Florida 33156, Jeffrey Prussin, residing at 9551 SW 56th Court, Miami, Florida 33156 (collectively the "PM Shareholders"), and Prompt Medical Billing, Inc., with an office address at 9551 SW 56th Court, Miami, Florida 33156 ("Prompt-Medical"). Nu-Tech, NTBM Billing, the PM Shareholders and Prompt Medical are sometimes referred to collectively herein as the "Parties."

                              W I T N E S S E T H :

         WHEREAS, the PM Shareholders own all of the issued and outstanding capital stock of Prompt Medical and Judith Prussin is the sole officer and director of Prompt Medical; and

         WHEREAS, NTBM Billing is a wholly-owned subsidiary of Nu-Tech which has recently been formed to operate a medical billing services business; and

         WHEREAS, NTBM Billing is desirous of acquiring from Prompt Medical and Prompt Medical is desirous of selling to NTBM Billing certain assets of Prompt Medical upon the terms and conditions contained in this Agreement; and

         WHEREAS, this Agreement contemplates a transaction in which NTBM Billing will purchase from Prompt Medical and Prompt Medical will sell to NTBM Billing certain assets of Prompt Medical in return for cash and the Nu-Tech Shares (as defined herein).

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and the representations, warranties, and covenants herein contained, the Parties agree as follows.

  1. Definitions.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Acquired Assets" means all right, title and interest of Prompt Medical in and to (a) all real property leaseholds, improvements and fixtures thereon as set forth on the Acquired Asset Schedule, (b) all tangible personal property set forth on the Acquired Asset Schedule, (c) intellectual property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto and rights thereunder, and the tradename "Prompt Medical Billing" as set forth on the Acquired Asset Schedule (d) all leases set forth on the Acquired Asset Schedule, and (e) all customer contracts and agreements set forth on the Acquired Asset Schedule. Notwithstanding anything contained herein, the Acquired Assets shall not include cash or cash equivalents.

         "Acquired Asset Schedule" means the schedule delivered by Prompt Medical and the PM Shareholders within 15 days of the date hereof setting forth the Acquired Assets and Assumed Liabilities and as may be amended prior to the Closing, subject to approval of NTBM Billing.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Assumed Liabilities" means those liabilities and obligations of Prompt Medical assumed by NTBM Billing and set forth on the Acquired Asset Schedule.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Closing" has the meaning set forth in Section 2(c) below.

         "Closing Date" has the meaning set forth in Section 2(g) below.

         "Closing Market Value" shall mean the average closing bid price of a share of Nu-Tech Common Stock on the Nasdaq SmallCap Market for the three (3) trading days ending on the fourth day preceding the Closing.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any information concerning the businesses and affairs of Prompt Medical that is the property of Prompt Medical and is not already generally available to the public.

         "Disclosure Schedule" has the meaning set forth in Section 3 below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow" means the escrow account established with Goldstein & DiGioia LLP, counsel to NuTech and NTBM Billing pursuant to which the Preliminary Purchase Price shall be deposited in accordance with Section 2(d) hereof.

         "Escrow Agreement" means the escrow agreement to be entered into by and among Goldstein & DiGioia LLP., the PM

Shareholders, Prompt Medical and Nu-Tech, governing the terms of the Escrow.

         "Escrow Payee" shall have the meaning set forth in Section 2(d)(i) hereof.

         "Escrow Payment" shall have the meaning set forth in Section 2(d)(iii) hereof.

         "Escrow Payment Date" has the meaning set forth in Section 2(e) hereof.

         "Escrow Period" has the meaning set forth in Section 2(d) hereof.

         "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "Financial Statements" have the meaning set forth in Section 4(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Health Systems Consulting Agreement" means the consulting agreement to be entered into between NTBM Billing and Health Systems Development Corporation, in the form of Exhibit A annexed hereto.

         "Indemnified Party" has the meaning set forth in Section 8(d) below.

         "Indemnifying Party" has the meaning set forth in Section 8(d) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section 4(g) below.

         "Most Recent Fiscal Quarter End" has the meaning set forth in Section 4(g) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "NTBM Billing" has the meaning set forth in the preface above.

         "Nu-Tech" has the meaning set forth in the preface above.

         "Nu-Tech Shares" means the number of shares of Common Stock, par value $.001 per share, of Nu-Tech deliverable to Prompt Medical in accordance with
Section 2(b) hereof.

         "Nu-Tech Share Closing Value" means the Closing Market Value reduced by 15%.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PM Shareholders" has the meaning set forth in the preface above.

         "Post-Closing Primary Customer Revenue" shall mean all fees earned, on an accrual basis, by NTBM Billing with respect to Primary Customer during the Escrow Period less all expenses charged on an accrual basis to NTBM Billing by Primary Customer with resect to personal, computer, office space and general expenses.

         "Pre-Closing Primary Customer Revenue" shall mean all fees earned, on an accrual basis, by Prompt Medical with respect to Primary Customer during the one year period ending June 30, 1996 less all expenses charged on an accrual basis to Prompt Medical by Primary Customer with respect to personal, computer, office space and general expenses during such period.

         "Preliminary Purchase Price" has the meaning set forth in Section 2(b) hereof.

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Primary Customer" means Breast and Ultrasound Diagnostics, Inc. Graciela Poso, MD, P.A. and Medical Park Diagnostics, Inc. and their predecessors, affiliates or successors.

         "Primary Customer Revenue Statement" has the meaning set forth in
Section 2(e)(i) herein.

         "Prompt Medical" has the meaning set forth in the preface above.

         "Prompt Medical Share" means any share of the capital stock of Prompt Medical.

         "Prussin Employment Agreement" means the employment agreement to be entered into between NTBM Billing and Judith Prussin substantially in the form of Exhibit B annexed hereto.

         "Purchase Price" has the meaning set forth in Section 2(b) below.

         "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Target Revenue" has the meaning set forth in Section 2(e)(ii) herein.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 8(d) below.

  2. Basic Transaction.

         (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, NTBM Billing agrees to purchase from Prompt Medical and Prompt Medical agrees to sell, transfer and convey to NTBM Billing, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2. The Purchase Price shall be allocated among the Acquired Assets as set forth on the Acquired Assets Schedule.

         (b) Preliminary Purchase Price. Nu-Tech agrees to pay to Prompt Medical at the Closing, the aggregate sum of $675,000 (the "Preliminary Purchase Price") by delivery into Escrow of (i) such number of the Nu-Tech Shares determined by dividing the sum of $500,000 by the Nu-Tech Share Closing Value and (ii) cash in the amount of $100,000 for the balance of the Preliminary Purchase Price payable by wire transfer or delivery of other immediately available funds. The Preliminary Purchase Price shall be placed into, and released from, Escrow in accordance with Sections 2(c), 2(d), 2(e) and 2(f) below. The Preliminary Purchase Price shall be subject to post-Closing Adjustment in accordance with Sections 2(c), 2(e) and 2(f) below.

         (c) Adjustment For Accounts Receivable. Three (3) days prior to the Closing, Prompt Medical shall deliver to NTBM Billing a list, certified by each of the PM Shareholders and Prompt Medical, of all accounts receivable due to Prompt Medical as of the date of the list (the "Receivables List"), which list shall state the name of the account receivable, the amount owed by such account, and the number of days that such account receivable is outstanding. All accounts receivable shall remain with Prompt Medical, and shall not be transferred or assigned to NuTech or NTBM Billing after the Closing. The Preliminary Purchase Price shall be adjusted at the Closing so that the number of NuTech shares delivered to Escrow at Closing shall be reduced by a sum determined by multiplying the total aggregate amount of account receivables as set forth on the Receivables List by fifty (50%) percent. For purposes hereof, each NuTech share shall be valued at the Closing Market Value.

         (d) Establishment of Escrow. The Preliminary Purchase Price shall be deposited into Escrow in accordance with this Section 2(d) and the Escrow Agreement. The parties recognize and agree that the Escrow has been established to provide assurance to Nu-Tech and NTBM Billing that Primary Customer provides Post-Closing Primary Customer Revenue to

NTBM Billing during the Escrow Period at a level not less then the level provided in Section 2(e) hereof except as otherwise provided herein.

                  (i) The Escrow shall remain in effect until a date which is the earlier of: (i) two years from the Closing Date or (ii) the date on which all cash and Nu-Tech Shares are released from Escrow ("Escrow Period)". Subject to Section 2(e) below, the cash portion of the Preliminary Purchase Price shall be released from Escrow and delivered to Prompt Medical, or in the event Prompt Medical assigns its rights to payment from the Escrow to the PM Shareholders, to the PM Shareholders (for purposes hereof, Prompt Medical or the PM Shareholders constituting the "Escrow Payee") in eight (8) equal quarterly installments (of 90 days each) on the last day of each such quarterly period commencing 90 days from the Closing Date. Each cash payment released from Escrow shall be in the amount of $12,500 together with interest thereon. None of the Nu-Tech Shares shall be released from Escrow until termination of the Escrow Period. Subject to any adjustments required herein, the Nu-Tech Shares shall be released from Escrow within five (5) business days of the termination of the Escrow Period.

                  (ii) If there is no dispute between the Parties with respect to releasing the cash from Escrow, payment (each an "Escrow Payment") to the Escrow Payee shall be made by the Escrow Agent two business days after the last day of each quarter (each an "Escrow Payment Date") without further action or notice from the parties (except as notice may be required by the Escrow Agent). In the event that the Preliminary Purchase Price is subject to adjustment as determined in accordance with Section 2(e) below or Section 8(f) herein, Nu-Tech shall deliver a written notice (the "Adjustment Notice") to the Escrow Payee and the Escrow Agent at least five (5) business days prior to the next Escrow Payment Date, which notice shall state the amount of the proposed adjustment and state in reasonable detail the reason for the proposed adjustment to the Preliminary Purchase Price. If the Escrow Payee disagrees with the Adjustment Notice, then within 10 business days of receipt of the Adjustment Notice, the Escrow Payee shall deliver to Nu-Tech a written response ("Response Notice") which shall provide in reasonable detail the basis of its disagreement. Pending resolution of the dispute between the Parties, no payment shall be made from Escrow; provided, however, notwithstanding the foregoing, any portion of an Escrow Payment or any portion of the Nu-Tech Shares otherwise payable or deliverable to the Escrow Payee and not then in dispute, including, without limitation, all amounts in excess of the amount in dispute as set forth in the

Adjustment Notice, shall be released from Escrow and paid or delivered to the Escrow Payee. In order to resolve any dispute, the Parties shall meet within 10 business days in Miami, Florida or such other location as shall be mutually agreeable. In the event the Parties are unable to resolve such dispute within 30 days of such meeting, then the dispute shall be submitted to arbitration in accordance with Section 11(p) hereof.

         (e) Post-Closing Adjustment for Customer Revenue.

                  (i) At Closing, the PM Shareholders and Prompt Medical shall provide to Nu-Tech a detailed accounting of the Pre-Closing Primary Customer Revenues (the "Primary Customer Revenue Statement"). The Primary Customer Revenue Statement shall set forth (i) all fees earned by Prompt-Medical from Primary Customer and (ii) all expenses charged to Prompt Medical by Primary Customer with respect to personnel, computer, office space and general expenses. The Primary Customer Revenue Statement shall be certified by each of the PM Shareholders and be prepared in accordance with GAAP.

                  (ii) The Preliminary Purchase Price shall be subject to adjustment in the event that the average annual Post-Closing Primary Customer Revenue is less (a "Revenue Deficiency") than the higher of (a) the Pre-Closing Primary Customer Revenue as set forth on the Primary Customer Revenue Statement or (b) $185,000 (as applicable, the amount set forth herein under (a) or (b) shall be referred to as the "Target Revenue"); provided, however, there shall be no adjustment to the Preliminary Purchase Price in the event and to the extent that revenue to NTBM Billing from Primary Customer during the Escrow Period is less than the Target Revenue (X) as a result of changes in Medicare and/or Medicaid and/or other third party payors reimbursement levels or (Y) to the extent NTBM Billing obtains new business between June 30, 1996 and the end of the Escrow Period and such new business is the direct result of efforts by the PM Shareholders or (Z) as a result of increases in the expenses in the operation of NTBM Billing's business as set forth in clause 2(e)(iii) below. In the event that there is a Revenue Deficiency, then the number of Nu-Tech Shares otherwise deliverable to the Escrow Payee from Escrow in accordance with Section 2(d) above, shall be reduced by a corresponding amount equal to such Revenue Deficiency. For purposes of this Section 2(e), each Nu-Tech Share shall be valued at the Nu-Tech Share Closing Value (adjusted for any forward or reverse stock split by Nu-Tech at any time during the Escrow Period). No fractional shares shall be issued to Nu-Tech or the Escrow Payee and all shares shall be rounded down to the nearest full share.

                  (iii) For purposes of determining adjustments to the Preliminary Purchase Price as set forth in clause (ii) above, there shall be no adjustments in the Preliminary Purchase Price in the event and to the extent that there are increases in expenses deducted by the Primary Customer from NTBM Billing's fees billed to the Primary Customer during the Escrow Period resulting from increases in (i) personal costs (including, without limitation, costs associated with the number of employees, their hours of employment and rates or increases in salaries) which are approved in advance by NTBM Billing or fringe benefit costs which NTBM Billing acknowledges are not subject to prior approval by NTBM Billing, (ii) computer expenses provided that such computer expenses are at the same pro-rata rate paid by Primary Customer to its computer company or are specifically for billing and are paid at the rate charged to the Primary Customer by the computer company unless approved in advance by NTBM Billing,
(iii) office space expenses (including expenses charged to NTBM Billing for office space and pro rata share of water, taxes, electric, maintenance and sewer charges related to such office space) which increases shall not exceed 10% per annum unless approved in advance by NTBM Billing or unless expenses for items such as water, sewer, electric or taxes or other third party charges which are passed through to NTBM Billing due to no control of NTBM Billing or Primary Customer and (iv) general expenses (including, without limitations, telephone, postage office supply, copier and facsimile equipment repair and related expenses) which increases shall not exceed 10% per annum unless approved in advance by NTBM Billing.

         (f) Adjustment For Change in Nu-Tech Market Value. (i) The Parties agree that the number of Nu-Tech Shares then in Escrow shall be subject to increase on the last day of the Escrow Period in the event that the average closing bid price of a share of Nu-Tech Common Stock as quoted on the Nasdaq SmallCap Market for the five (5) trading day period preceding the last day of the Escrow Period is less than the Nu-Tech Share Closing Value (adjusted for any forward or reverse stock split effected by Nu-Tech at any time during the Escrow Period). Nu-Tech shall deliver to the Escrow Payee within five (5) days of the termination of the Escrow Period all of the additional Nu-Tech Shares required to equal the Nu-Tech Share Closing Value of the Nu-Tech Shares placed in Escrow at Closing. No fractional shares shall be issued to Nu-Tech or the Escrow Payee and all shares shall be rounded down to the nearest full share.

                  (ii) In the event that (a) the Escrow Payee sells all of the Nu-Tech Shares within 20 days of the date of receipt of the Nu-Tech Shares from the Escrow and the total aggregate price received by the Escrow Payee with respect to such sale (not including any brokerage fees, taxes or sales commissions) is less than $500,000, or (b) the Escrow Payee is unable, despite its good faith efforts, to sell the Nu-Tech Shares in the open market during such 20 day period, including by reason of the Nu-Tech shares not being registered, then Nu-Tech shall pay to the Escrow Payee the difference between $500,000 and the total aggregate price received by the Escrow Payee (not including any brokerage fees, taxes or sales commissions). Such payment shall be made by certified check and with seven (7) business days of receipt by Nu-Tech of appropriate documentation from the Escrow Payee evidencing the sale or attempt to sell the Nu-Tech Shares and the total aggregate sales price. Nu-Tech shall bear no liability with respect to the Escrow Payee in the event that it does not sell or attempt to sell all of the Nu-Tech Shares within such 20 day period.

         (g) Assumption of Liabilities. Neither NTBM Billing nor Nu-Tech shall assume any liabilities nor have any responsibility for any other obligation of Prompt Medical, except as set forth on the Acquired Asset Schedule, as expressly agreed by NTBM Billing prior to Closing.

         (h) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Nu-Tech, 500 Fifth Avenue, New York, New York 10036, commencing at 10:00 a.m. local time on October 21, 1996 or such other date as Nu-Tech and Sellers may mutually determine (the "Closing Date").

         (i) Deliveries at the Closing. At the Closing, (i) the PM Shareholders and Prompt Medical will deliver to Nu-Tech the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) Nu-Tech and NTBM Billing will deliver to the PM Shareholders and Prompt Medical the various certificates, instruments, and documents referred to in Section 7(b) below,
(iii) Prompt Medical will deliver to NTBM Billing a Bill of Sale for the Acquired Assets, and (iv) Nu-Tech will deliver into Escrow the consideration specified in Section 2(b) above.

  3. Representations and Warranties Concerning the Transaction.

         (a) Representations and Warranties of the PM Shareholders. Each of PM Shareholders represents and warrants to Nu-Tech and NTBM Billing that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself or herself except as set forth in the Disclosure Schedule delivered by PM Shareholders and Prompt Medical to Nu-Tech and NTBM Billing at least five (5) days prior to the Closing and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3 or Section 4 hereof.

                  (i) Authorization of Transaction. The PM Shareholder has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the PM Shareholder, enforceable in accordance with its terms and conditions. The PM Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the PM Shareholder is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the PM Shareholder is a party or by which he or she is bound or to which any of his or her assets is subject.

                  (iii) Brokers' Fees. The PM Shareholder has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Nu-Tech could become liable or obligated.

                  (iv) Investment. The PM Shareholder: (A) understands that the Nu-Tech Shares have not been, and will not be (except as set forth in Section 9 herein), registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (B) is acquiring the Nu-Tech Shares solely for his or its own account for investment purposes, and not with a view to the distribution thereof; (C) is a sophisticated investor with knowledge and experience in business and financial matters; (D) has received certain information concerning Nu-Tech including, without limitation,
         (i) its Report on Form 10-KSB for the fiscal year ended December 31, 1995, (ii) its Reports on Form 10-QSB for the fiscal quarters ended September 30, 1995 and May 31, 1996 and (iii) its Proxy Statement with respect to its Annual Meeting of Shareholders held on August 27, 1996 and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Nu-Tech Shares; (E) is able to bear the economic risk and lack of liquidity inherent in holding the Nu-Tech Shares; (F) is an Accredited Investor; and (G) acknowledges that the following legend will be placed upon all certificates representing the Nu-Tech Shares:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR
                  (ii) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (v) Prompt Medical Shares. The PM Shareholder holds of record and owns beneficially the number of Prompt Medical Shares set forth next to his or her name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The PM Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the PM Shareholder to sell, transfer, or otherwise dispose of any capital stock of Prompt Medical. The PM Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Prompt Medical.

         (b) Representations and Warranties of Nu-Tech. Nu-Tech represents and warrants to the PM Shareholders and Prompt Medical that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)):

                  (i) Organization of Nu-Tech. Nu-Tech is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                  (ii) Authorization of Transaction. Nu-Tech has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Nu-Tech, enforceable in accordance with its terms and conditions. Nu-Tech need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Nu-Tech is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Nu-Tech is a party or by which it is bound or to which any of its assets is subject.

                  (iv) Brokers' Fees. Nu-Tech has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any PM Shareholder or Prompt Medical could become liable or obligated.

         (c) Representations and Warranties of NTBM Billing. NTBM Billing represents and warrants to the PM Shareholders and Prompt Medical that the statements contained in this Section 3(c) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(c)):

                  (i) Organization of NTBM Billing. NTBM Billing is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                  (ii) Authorization of Transaction. NTBM Billing has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of NTBM Billing, enforceable in accordance with its terms and conditions. NTBM Billing need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which NTBM Billing is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which NTBM Billing is a party or by which it is bound or to which any of its assets is subject.

                  (iv) Brokers' Fees. NTBM Billing has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any PM Shareholder or Prompt Medical could become liable or obligated.

         4. Representations and Warranties Concerning Prompt Medical.

         The PM Shareholders and Prompt Medical represent and warrant to Nu-Tech and NTBM Billing that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4) except as set forth in the Disclosure Schedule.

         (a) Organization, Qualification, and Corporate Power. Prompt Medical is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Prompt Medical has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of Prompt Medical, enforceable in accordance with its terms and conditions. Prompt Medical is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Prompt Medical has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a)(i) of the Disclosure Schedule lists the directors and officers of Prompt Medical. Prompt Medical has delivered to Nu-Tech correct and complete copies of the charter and bylaws of Prompt Medical (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Prompt Medical are correct and complete. Prompt Medical is not in default under or in violation of any provision of its charter or by-laws.

         (b) Capitalization. The entire authorized capital stock of Prompt Medical consists of 1,000 Prompt Medical Shares, of which 1,000 Prompt Medical Shares are issued and outstanding and no Prompt Medical Shares are held in treasury. All of the issued and outstanding Prompt Medical Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective PM Shareholders as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Prompt Medical issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Prompt Medical. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Prompt Medical.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Prompt Medical is subject or any provision of the charter or bylaws of Prompt Medical or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Prompt Medical is a party or by which it is bound or to which its assets are subject (or result in the imposition of any Security Interest upon any of its assets). Prompt Medical need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (d) Brokers' Fees. Prompt Medical has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (e) Title to Assets. Prompt Medical has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Upon consummation of the Closing, NTBM Billing shall own all of the Acquired Assets free and clear of all security interest.

         (f) Subsidiaries. Prompt Medical does not control, directly or indirectly, and has no direct or indirect equity participation in any corporation, partnership, trust, or other business association.

         (g) Financial Statements. Prompt Medical shall deliver to Nu-Tech and NTBM Billing at least ten (10) days prior to the Closing the following financial statements (collectively the "Financial Statements"): (i) audited balance sheet and statement of income, change in stockholders' equity, and cash flow as of and for the fiscal year ended December 31,

1995 (the "Most Recent Fiscal Year End") for Prompt Medical; and (ii) unaudited balance sheet and statement of income, change in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the six (6) months ended June 30, 1996 (the "Most Recent Fiscal Quarter End") for Prompt Medical. The Financial Statements (including the notes thereto) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Prompt Medical as of such dates and the results of operations of Prompt Medical for such periods, will be correct and complete, and will be consistent with the books and records of Prompt Medical (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (h) Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Prompt Medical. Without limiting the generality of the foregoing, since that date:

                  (i) Prompt Medical has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) Prompt Medical has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $2,500 per annum or outside the Ordinary Course of Business;

                  (iii) no party (including Prompt Medical) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $2,500 per annum to which Prompt Medical is a party or by which it is bound;

                  (iv) Prompt Medical has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) Prompt Medical has not made any capital expenditure (or series of related capital expenditures) either involving more than $2,500 per annum or outside the Ordinary Course of Business;

                  (vi) Prompt Medical has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $2,500 per annum or outside the Ordinary Course of Business;

                  (vii) Prompt Medical has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $2,500 per annum in the aggregate;

                  (viii) Prompt Medical has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (ix) Prompt Medical has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $2,500 per annum or outside the Ordinary Course of Business;

                  (x) Prompt Medical has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xi) there has been no change made or authorized in the charter or bylaws of Prompt Medical;

                  (xii) Prompt Medical has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xiii) Prompt Medical has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiv) Prompt Medical has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xv) Prompt Medical has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvi) Prompt Medical has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) Prompt Medical has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xviii) Prompt Medical has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xix) Prompt Medical has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xx) Prompt Medical has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Prompt Medical; and

                  (xxii) Prompt Medical has not committed to any of the foregoing.

         (i) Undisclosed Liabilities. Prompt Medical has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). Section 4(i) of the Disclosure Schedule lists all Liabilities of Prompt Medical as of the date hereof.

         (j) Legal Compliance. Prompt Medical and its predecessors, if any, has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (k) Tax Matters.

                  (i) Prompt Medical has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Prompt Medical (whether or not shown on any Tax Return) have been paid. Prompt Medical is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Prompt Medical does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Prompt Medical that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) Prompt Medical has withheld and paid all Taxes required to have been withheld and paid by Prompt Medical in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) No PM Shareholder or director or officer (or employee responsible for Tax matters) of Prompt Medical expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Prompt Medical either (A) claimed or raised by any authority in writing or (B) as to which any of the PM Shareholders and the directors and officers (and employees responsible for Tax matters) of Prompt Medical has Knowledge based upon personal contact with any agent of such authority. Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to Prompt Medical for taxable periods ended on or after June 30, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Prompt Medical has delivered to Nu-Tech correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Prompt Medical since January 1, 1990.

                  (iv) Prompt Medical has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) Prompt Medical has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. Prompt Medical has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. Prompt Medical has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Prompt Medical is not a party to any Tax allocation or sharing agreement. Prompt Medical (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) has no Liability for the Taxes of any Person (other than Prompt Medical and its Subsidiaries) under Treas. Reg.
         Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) Section 4(k) of the Disclosure Schedule sets forth the following information with respect to Prompt Medical as of the most recent practicable date : (A) the basis of Prompt Medical in its assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Prompt Medical.

         (l) Real Property.

                  (i) Prompt Medical owns no real property. Section 4(1) of the Disclosure Statement describes the real property leased by Prompt Medical and the terms and conditions of such lease, if any.

         (m) Intellectual Property.

                  (i) Prompt Medical owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of Prompt Medical as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by Prompt Medical immediately prior to the Closing hereunder will be owned or available for use by Prompt Medical on identical terms and conditions immediately subsequent to the Closing hereunder. Prompt Medical has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) Prompt Medical has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the PM Shareholders or the directors and officers (and employees with responsibility for Intellectual Property matters) of Prompt Medical has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Prompt Medical must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the PM Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Prompt Medical, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Prompt Medical.

                  (iii) Section 4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to Prompt Medical with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which Prompt Medical has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Prompt Medical has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Prompt Medical has delivered to Nu-Tech correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Nu-Tech correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.
         Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by Prompt Medical in connection with any of its business. With respect to each item of Intellectual Property required to be identified in Section 4(m)(iii) of the Disclosure Schedule:

                           (A) Prompt Medical possesses all right, title, and
                  interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (B) the item is not subject to any outstanding
                  injunction, judgment, order, decree, ruling, or charge;

                           (C) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the PM Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Prompt Medical, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D) Prompt Medical has never agreed to indemnify any
                  Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iv) Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Prompt Medical uses pursuant to license, sublicense, agreement, or permission. Prompt Medical has delivered to Nu-Tech correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m)(iv) of the Disclosure Schedule:

                           (A) the license, sublicense, agreement, or permission
                  covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the license, sublicense, agreement, or permission
                  will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                           (C) to the Knowledge of the PM Shareholders, no party
                  to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) to the Knowledge of the PM Shareholders, no party
                  to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                           (E) to the Knowledge of the PM Shareholders, with
                  respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                           (F) to the Knowledge of the PM Shareholders, the
                  underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G) to the Knowledge of the PM Shareholders, no
                  action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the PM Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Prompt Medical, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (H) Prompt Medical has not granted any sublicense or
                  similar right with respect to the license, sublicense, agreement, or permission.

                  (v) To the Knowledge of any of the PM Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Prompt Medical, the utilization by Prompt Medical of its Intellectual Property, will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continue operation of its business as presently conducted and as presently proposed to be conducted.

         (n) Tangible Assets. Prompt Medical owns all machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), is owned free and clear of any Security Interest and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         (o) Contracts. Section 4(o) of the Disclosure Schedule lists the following contracts and other agreements to which Prompt Medical is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $1,000 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to Prompt Medical, or involve consideration in excess of $1,000 per annum;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $1,000 per annum or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreement with any of the PM Shareholders;

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (viii) any collective bargaining agreement;

                  (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $1,000 per annum or providing severance benefits;

                  (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

                  (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Prompt Medical;

                  (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $1,000 per annum; or

                  (xiii) any contract or agreement between Prompt Medical and any health care provider, health maintenance organization, doctor, institution or similar entity or person.

Prompt Medical has delivered to Nu-Tech a correct and complete copy of each written agreement listed in Section 4(o) of the Disclosure Schedule (as amended to date). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (p) Notes and Accounts Receivable. All notes and accounts receivable due Prompt Medical are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Prompt Medical.

         (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Prompt Medical.

         (r) Insurance. Section 4(r) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Prompt Medical has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past two (2) years:

                  (i) the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (iii) the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Prompt Medical has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(r) of the Disclosure Schedule describes any self-insurance arrangements affecting Prompt Medical.

         (s) Litigation. Section 4(s) of the Disclosure Schedule sets forth each instance in which Prompt Medical (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the PM Shareholders and the directors and officers (and employees with responsibility for litigation matters) of Prompt Medical, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(s) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Prompt Medical. None of the PM Shareholders and the directors and officers (and employees with responsibility for litigation matters) of Prompt Medical has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Prompt Medical.

         (t) Employees. To the Knowledge of any of the PM Shareholders and the directors and officers (and employees with responsibility for employment matters) of Prompt Medical, no executive, key employee, or group of employees has any plans to terminate employment with Prompt Medical. Prompt Medical is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Prompt Medical has not committed any unfair labor practice. None of the PM Shareholders and the directors and officers (and employees with responsibility for employment matters) of Prompt Medical has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Prompt Medical.

         (u) Employee Benefits.

                  (i) Section 4(u) of the Disclosure Schedule lists each Employee Benefit Plan that Prompt Medical maintains or to which Prompt Medical contributes.

                           (A) Each such Employee Benefit Plan (and each related
                  trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B) All required reports and descriptions (including
                  Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (C) All contributions (including all employer
                  contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Prompt Medical. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (D) Each such Employee Benefit Plan which is an
                  Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a).

                           (E) The market value of assets under each such
                  Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (F) Prompt Medical has delivered to Nu-Tech correct
                  and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) With respect to each Employee Benefit Plan:

                           (A) No such Employee Benefit Plan which is in
                  Employee Pension Benefit Plan (other than any Multiemployer
                  Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the PM Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of Prompt Medical threatened.

                           (B) There have been no Prohibited Transactions with
                  respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the PM Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of Prompt Medical, threatened. None of the PM Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of Prompt Medical has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                           (C) Prompt Medical has not incurred, and none of the
                  PM Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of Prompt Medical has any reason to expect that Prompt Medical will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (iii) Prompt Medical does not contribute to, never has contributed to, or never has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (iv) Prompt Medical does not maintain or never has maintained or contributes, never has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

         (v) Guaranties. Prompt Medical is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         (w) Environment, Health, and Safety. Prompt Medical has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, Prompt Medical has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

         (x) Fraud and Abuse. To the Knowledge of the PM Shareholders, Prompt Medical and its officers and directors has not engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. Sections 1320a-7, 1320a-7a and 1320a-7b, the federal CHAMPUS statute, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct, including but not limited to the following:

                  (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                  (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                  (iii) presenting or causing to be presented a claim for reimbursement for services under CHAMPUS, Medicare, Medicaid or other state health care program that is for an item or service that is known or should be known to be (i) not provided as claimed, or (ii) false or fraudulent;

                  (iv) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

                  (v) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or other state health care program, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or other state health care program; or

                  (vi) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omit to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (i) a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or other state health care program certification, or (ii) information required to be provided under Section 1124A of the Social Security Act (42 U.S.C.
         Section 1320a-3).

         (y) Health Professional's Financial Relationship. The operations of Prompt Medical are in compliance with and do not otherwise violate the federal Medicare and Medicaid statutes regarding health professional self-referrals, 42 U.S.C. Section 1395nn and 42 U.S.C. Section 1396b, or the regulations promulgated pursuant to such statute, or similar state or local statutes or regulations.

         (z) Accuracy of Receivables List and Primary Customer Revenue Statement. The Receivables List and the Primary Customer Revenue Statement are accurate in all material respects.

         (aa) Disclosure. Except as set forth in the Disclosure Schedule, the representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

  5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

         (b) Notices and Consents. The PM Shareholders will cause Prompt Medical to give any notices to third parties, and will cause Prompt Medical to use its best efforts to obtain any third-party consents, that Nu-Tech may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will and the PM Shareholders will cause Prompt Medical to give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), Section 3 (c)(ii), and Section 4(c) above. Nu-Tech shall not contact any client of Prompt Medical prior to the Closing or during the Escrow Period without advance notice to the PM Shareholders and the presence of one of the PM Shareholders.


         (c) Operation of Business. The PM Shareholders will not cause or permit Prompt Medical to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the PM Shareholders will not cause or permit Prompt Medical to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) terminate any contract or agreement, written or oral, with any customer, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above. The foregoing notwithstanding, at any time up to and/or after the Closing, Prompt Medical shall be entitled to: (a) pay all cash in Prompt Medical accounts as shareholder distributions, salaries, loans, benefits, pension plan contributions, and/or expense reimbursements, at the Prompt Medical's sole option; (b) terminate Prompt Medical's participation in the Health Systems Development Corporation pension plan and terminate the pay master relationship between Prompt Medical and Health Systems Development Corporation; (c) directly pay Prompt Medical expenses previously paid by Health Systems Development Corporation on behalf of Prompt Medical; and (d) take all actions set forth in the Disclosure Schedule.

         (d) Preservation of Business. The PM Shareholders will cause Prompt Medical to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (e) Full Access. Each of the PM Shareholders will permit, and the PM Shareholders will cause Prompt Medical to permit representatives of Nu-Tech to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Prompt Medical and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Prompt Medical. Nu-Tech and NTBM Billing acknowledge that during the course of their investigation and due diligence of the business and affairs of Prompt Medical, it may receive confidential information from the PM Shareholders or Prompt Medical. Nu-Tech and NTBM Billing hereby agree that the information received by them from the PM Shareholders and/or Prompt Medical shall be used solely for the purpose of evaluating the acquisition of Prompt Medical and that all such information shall be kept confidential and that neither Nu-Tech, NTBM Billing nor their respective officers, agents or representatives shall disclose or use any of such information without the prior consent of the PM Shareholders and Prompt Medical. Further, in the event the transaction contemplated hereunder is not completed, Nu-Tech and NTBM Billing shall remain bound by the terms of this Section 5(e) for a period of two (2) years from the date hereof.

         (f) Notice of Developments. The PM Shareholders and Prompt Medical will give prompt written notice to Nu-Tech of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above. A disclosure by any Party pursuant to this
Section 5(f) shall be deemed to amend or supplement this Agreement and the Disclosure Schedule and to prevent or cure any misrepresentation, breach of warranty, or breach of covenant unless such disclosure is objected to in writing by the recipient within five (5) days of receipt thereof.

         (g) Exclusivity. None of the PM Shareholders will (and the PM Shareholders will not cause or permit Prompt Medical to): (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of Prompt Medical (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the PM Shareholders will vote their Prompt Medical Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The PM Shareholders will notify Nu-Tech immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (h) Within 15 days of the date hereof, Prompt Medical shall deliver to NTBM Billing and Nu-Tech the Acquired Asset Schedule; provided however, subject to consent of NTBM Billing, the Acquired Asset Schedule may be amended up to the Closing.

  6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request. The PM Shareholders and Prompt Medical acknowledge and agree that from and after the Closing NTBM Billing will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Acquired Assets and Acquired Liabilities; provided, however, NTBM Billing shall maintain all such documents, books, records, agreements and financial data for a period of five (5) years from the date hereof or until the expiration of the applicable statute of limitations, whichever is later.

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Prompt Medical or PM Shareholders with respect to the business of Prompt Medical, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

         (c) Transition. None of the PM Shareholders, Prompt Medical, NTBM Billing or Nu-Tech will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Prompt Medical from maintaining the same business relationships with NTBM Billing after the Closing as it maintained with Prompt Medical prior to the Closing. Each of the PM Shareholders and Prompt Medical will refer all customer inquiries relating to the business of Prompt Medical to NTBM Billing from and after the Closing.

         (d) Confidentiality. Each of the PM Shareholders and Prompt Medical will treat and hold as such all of the Confidential Information, refrain from using any of the

Confidential Information except in connection with this Agreement, and deliver promptly to Nu-Tech or destroy, at the request and option of Nu-Tech, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the PM Shareholders or Prompt Medical are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the PM Shareholder or Prompt Medical will notify Nu-Tech promptly of the request or requirement so that Nu-Tech may seek an appropriate protective order (at its expense) or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the PM Shareholders or Prompt Medical is, on the advice of counsel, legally compelled to disclose any Confidential Information or else stand liable for contempt or other legal sanctions, that PM Shareholder or Prompt Medical may disclose the Confidential Information as legally compelled; provided, however, that the disclosing PM Shareholder or Prompt Medical shall use his, her or its best efforts to obtain, at the reasonable request of Nu-Tech and at Nu-Tech's expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Nu-Tech shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         (e) Covenant Not to Compete. During the Escrow Period and for a period of two (2) years thereafter, none of the PM Shareholders nor Prompt Medical (or its successors) will engage directly or indirectly in any business that Prompt Medical conducts as of the Closing Date within 200 miles of Miami, Florida; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. The provisions of this Section (e) shall not apply to the business of Dr. Aaron J. Prussin and/or his professional association. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The PM Shareholders acknowledge that monetary damages alone will not be an adequate remedy for any breach of this Section 6(e), and accordingly expressly agree that Nu-Tech shall be entitled to injunctive relief in any court of competent jurisdiction.

  7. Conditions to Obligation to Close.

         (a) Conditions to Obligation of Nu-Tech and NTBM Billing. The obligation of Nu-Tech and NTBM Billing to consummate the transactions contemplated hereby and to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date except as set forth in the Disclosure Schedule;

                  (ii) the PM Shareholders and Prompt Medical shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (iii) Prompt Medical shall have procured all of the third party consents specified in Section 5(b) above;

                  (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of Nu-Tech to own the Acquired Assets;

                  (v) the PM Shareholders and Prompt Medical shall have delivered to Nu-Tech and NTBM Billing a certificate (a) of Prompt Medical's Chief Executive Officer and Chief Financial Officer and (b) of its Secretary certifying that annexed thereto is a true and complete copy of Prompt Medical's Certificate of Incorporation, By-Laws and Resolutions of the Board of Directors and Stockholders authorizing the execution and delivery of this Agreement and the transactions contemplated herein to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

                  (vi) the relevant parties shall have entered into the Health Systems Consulting Agreement, the Prussin Employment Agreement and the Escrow Agreement and the same shall be in full force and effect;

                  (vii) Nu-Tech and NTBM Billing shall have received from counsel to the PM Shareholders and Prompt Medical an opinion in form and substance satisfactory to Nu-Tech and NTBM Billing addressed to Nu-Tech and NTBM Billing, and dated as of the Closing Date;

                  (viii) Nu-Tech and NTBM Billing shall have received, at least ten (10) days prior to Closing, the Primary Customer Revenue Statement, Financial Statements of Prompt Medical and the Disclosure
         Schedule;

                  (ix) Nu-Tech shall have completed to its satisfaction its due diligence with respect to the business and affairs of Prompt Medical;

                  (x) Nu-Tech shall have received, within 15 days of the date hereof in form and substance satisfactory to NTBM Billing, the Acquired Asset Schedule setting forth the Acquired Assets and the Assumed Liabilities;

                  (xi) NTBM Billing shall have received a certificate of name change or dissolution, from Prompt Medical, at its option to be filed with the Secretary of State of Florida, and a bill of sale pursuant to which Prompt Medical shall sell, transfer and assign to NTBM Billing all right, title and interest in and to the name Prompt Medical Billing, Inc.

                  (xii) all actions to be taken by the PM Shareholders and Prompt Medical in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Nu-Tech.

Nu-Tech and NTBM Billing may waive any condition specified in this Section 7(a) if it executes a writing to the PM Shareholders and Prompt Medical so stating at or prior to the Closing.

         (b) Conditions to Obligation of the PM Shareholders and Prompt Medical. The obligation of the PM Shareholders and

Prompt Medical to consummate the transactions contemplated hereby to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Sections 3(b) and (c) above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) Nu-Tech and NTBM Billing shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) Each of Nu-Tech and NTBM Billing shall have delivered to the PM Shareholders and Prompt Medical a certificate (a) of its Chief Executive Officer and Chief Financial Officer and (b) of its Secretary certifying that annexed thereto are true and correct copies of each of Nu-Tech's and NTBM Billing's Certificate of Incorporation, By-Laws and Resolutions of the Board of Directors authorizing the execution and delivery of this Agreement and the transactions contemplated thereby to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                  (v) the relevant parties shall have entered into the Health Systems Consulting Agreement, Prussin Employment Agreement and the Escrow Agreement and the same shall be in full force and effect;

                  (vi) the PM Shareholders and Prompt Medical shall have received from counsel to Nu-Tech and NTBM Billing an opinion in form and substance satisfactory to the PM Shareholders and Prompt Medical, addressed to the PM Shareholders and Prompt Medical, and dated as of the Closing Date;

                  (vii) all actions to be taken by Nu-Tech and NTBM Billing in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the PM Shareholders and Prompt Medical.

The PM Shareholders and Prompt Medical may waive any condition specified in this
Section 7(b) if they execute a writing to Nu-Tech so stating at or prior to the Closing.

  8. Remedies for Breaches of This Agreement.

         (a) Survival of Representations and Warranties.

All of the representations and warranties of the Parties contained in this Agreement (as may be modified by the Disclosure Schedule) shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three (3) years thereafter (subject to any applicable statutes of limitations).

         (b) Indemnification Provisions for Benefit of Nu-Tech.

                  (i) In the event any of the PM Shareholders or Prompt Medical breaches (or in the event any third party alleges facts that, if true, would mean any of the PM Shareholders has breached) any of their representations, warranties, and covenants contained herein (other than the covenants in Section 2(a) above and the representations and warranties in Section 3(a) above), and, if there is an applicable survival period pursuant to Section 8(a) above, provided that Nu-Tech or NTBM Billing makes a written claim for indemnification against any of the PM Shareholders or Prompt Medical pursuant to Section 8(d) below within such survival period, then each of the PM Shareholders or Prompt Medical, if still in existence, agrees to indemnify Nu-Tech and NTBM Billing from and against the entirety of any Adverse Consequences they may suffer (provided, however, in no event shall either be entitled to receive more than any Adverse Consequences that they may suffer) through and after the date of the claim for indemnification (including any Adverse Consequences Nu-Tech or NTBM Billing may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that neither the PM Shareholders nor Prompt Medical shall have any obligation to indemnify Nu-Tech or NTBM Billing from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the PM Shareholders or Prompt Medical contained in Section 3(a), Sections 4(a)-(j) and Section 4(1)-(aa) above until Nu-Tech or NTBM Billing have suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $10,000 aggregate threshold (at which point the PM Shareholders and Prompt Medical, if still in existence, will be obligated to indemnify Nu-Tech and NTBM Billing from and against all such Adverse Consequences relating back to the first dollar).

                  (ii) In the event any of the PM Shareholders or Prompt Medical breaches (or in the event any third party alleges facts that, if true, would mean any of the PM Shareholders or Prompt Medical has breached) any of his or its covenants in Section 2(a) above or any of his or its representations and warranties in Section 3(a) above, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that Nu-Tech or NTBM Billing makes a written claim for indemnification against the PM Shareholder or Prompt Medical pursuant to Section 8(d)below within such survival period, then the PM Shareholder and Prompt Medical, if still in existence, agree to indemnify Nu-Tech or NTBM Billing from and against the entirety of any Adverse Consequences Nu-Tech or NTBM Billing may suffer (provided, however, in no event shall Nu-Tech or NTBM Billing be entitled to receive more than any Adverse Consequences that it may suffer) through and after the date of the claim for indemnification (including any Adverse Consequences Nu-Tech or NTBM Billing may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (iii) Each of the PM Shareholders and Prompt Medical agree to indemnify Nu-Tech from and against the entirety of any Adverse Consequences Nu-Tech may suffer (provided, however, in no event shall Nu-Tech or NTBM Billing be entitled to receive more than any Adverse Consequences that it may suffer) resulting from, arising out of, relating to, in the nature of, or caused by any Liability of Prompt Medical for the unpaid Taxes of any Person (other than Prompt Medical) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (c) Indemnification Provisions for Benefit of the PM Shareholders and Prompt Medical. In the event Nu-Tech and/or NTBM Billing breaches (or in the event any third party alleges facts that, if true, would either mean Nu-Tech or

NTBM Billing has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to
Section 8(a) above, provided that any of the PM Shareholders or Prompt Medical makes a written claim for indemnification against Nu-Tech or NTBM Billing pursuant to Section 8(d) below within such survival period, then NTBM Billing and Nu-Tech agree to indemnify each of the PM Shareholders and Prompt Medical from and against the entirety of any Adverse Consequences the PM Shareholder or Prompt Medical may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the PM Shareholder or Prompt Medical may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

         (d) Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; provided, however, the Indemnifying Party shall have the right to participate in such proceedings, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party; provided, however, the Indemnifying Party shall have the right to participate in such proceedings, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith but shall provide prior notice thereof), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and
(C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

         (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the prime rate as announced by Citibank, N.A. on the date that any monies required to be paid to a Party hereunder are due in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

         (f) Recoupment From Escrow. In the event that the PM Shareholders or Prompt Medical fail to provide funds to cover any Adverse Consequences suffered by Nu-Tech or NTBM

Billing, Nu-Tech or NTBM Billing shall have the option of recouping all or any part of any Adverse Consequences it may suffer by notifying the PM Shareholders and Prompt Medical and the Escrow Agent by delivery of an Adjustment Notice that Nu-Tech and/or NTBM Billing is entitled to indemnification pursuant to this
Section 8; and such amount of indemnification, provided Nu-Tech and/or NTBM Billing is entitled to such indemnification pursuant to the terms hereof, shall be removed from the cash and/or Nu-Tech Shares then in Escrow at the option of Nu-Tech and/or NTBM Billing. If the third party claimant is willing to accept Nu-Tech Shares in satisfaction of its claim, and Nu-Tech and/or NTBM Billing may transfer legally such shares, then the Nu-Tech Shares may be removed from Escrow to satisfy such Adverse Consequences. All claims under this Section 8(f) shall be made in compliance with Section 2(d)(ii) hereof regarding notice.

         (g) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of any representation, warranty, or covenant; provided, however, in no event shall any Party be entitled to receive more than the Adverse Consequences that it may suffer. Each of the PM Shareholders hereby agrees that he or she will not make any claim for indemnification against Prompt Medical by reason of the fact that he or it was a director, officer, employee, or agent of Prompt Medical prior to the Closing (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Nu-Tech against such PM Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise) if such indemnification claim by such PM Shareholder would result in any Adverse Consequences to Nu-Tech or NTBM Billing.

  9. Registration Rights.

         The Escrow Payee shall be entitled to the registration rights with respect to the Nu-Tech Shares in accordance with the provisions of this Section 9 as follows:

         (a) Registrable Securities. As used herein the term "Registrable Security" means the Nu-Tech Shares issued to the Escrow Payee in accordance with
Section 2 hereof; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a

Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "Securities Act") and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 9.

         (b) Piggyback Registration. If, at any time commencing after the Closing Date, Nu-Tech proposes to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement, or post-effective amendment to a previously filed registration statement, covering equity securities of Nu-Tech, or any such securities of Nu-Tech held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form), (for purposes of this
Section 9, collectively, a "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty
(30) days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within ten (10) days after receipt of the Notice, that Nu-Tech include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, Nu-Tech shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at Nu-Tech's sole cost and expense and at no cost or expense to the Requesting Holders except as provided in Section 9(c) hereof.

         Notwithstanding the provisions of this Section 9(b), (i) Nu-Tech shall have the right at any time after it shall have given written notice pursuant to this Section 2 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof and (ii) Nu-Tech shall not be required to give notice or include such Shares in any such registration if the proposed registration is (A) a registration of a stock option or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with another corporation;

         (c) Covenants of Nu-Tech With Respect to Registration. Nu-Tech covenants and agrees as follows:

                  (i) Nu-Tech shall use its best efforts to cause the Registration Statement to become effective as promptly as possible and, if any stop order shall be issued by the Commission in connection therewith, to use its reasonable efforts to obtain the removal of such order. Following the effective date of a Registration Statement, Nu-Tech shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the Holder's Registrable Securities. The obligations of Nu-Tech hereunder with respect to the Holder's Registrable Securities are subject to the Holder's furnishing to Nu-Tech such appropriate information concerning the Holder, the Holder's Registrable Securities and the terms of the Holder's offering of such Registrable Securities as Nu-Tech may reasonably request in writing.

                  (ii) Nu-Tech shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to Section (a) hereof including, without limitation, Nu-Tech's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees (in the event Holder wishes to engage an underwriter, at Holder's option) applicable to the Registrable Securities sold by the Holder pursuant thereto.

                  (iii) Nu-Tech will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities, provided that Nu-Tech shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

  10. Termination.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) Nu-Tech and NTBM Billing may terminate this Agreement by giving written notice to the PM Shareholders and Prompt Medical on or before the the tenth business day after receipt of the Disclosure Schedule, Financial Statements, Acquired Asset Schedule and Primary Customer Revenue Statement and all other due diligence material requested by Nu-Tech and NTBM Billing or at any time on or before the Closing if there are material adverse changes to the business of Prompt Medical.

                  (ii) The PM Shareholders and Prompt Medical may terminate this Agreement by giving written notice to Nu-Tech and NTBM Billing on or before the 20th day following the date of this Agreement if the PM Shareholders and Prompt Medical are not satisfied with the results of their continuing business, legal and accounting due diligence regarding Nu-Tech or NTBM Billing or at any time on or before the Closing if there are material adverse changes to the business of NuTech or NTBM Billing;

                  (iv) Nu-Tech or NTBM Billing may terminate this Agreement by giving written notice to the PM Shareholders and/or Prompt Medical at any time prior to the Closing (A) in the event any of the PM Shareholders or Prompt Medical has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Nu-Tech or NTBM Billing has notified the PM Shareholders and Prompt Medical of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before October 21, 1996, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from Nu-Tech or NTBM Billing itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (v) the PM Shareholders or Prompt Medical may terminate this Agreement by giving written notice to Nu-Tech and NTBM Billing at any time prior to the Closing (A) in the event Nu-Tech or NTBM Billing has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the PM Shareholders or Prompt Medical has notified Nu-Tech of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before October 21, 1996, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the PM Shareholders and/or Prompt Medical themselves breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach). The foregoing notwithstanding, Nu-Tech shall remain obligated to pay up to $10,000 to the independent accountants of Prompt Medical pursuant to Section 11(1) hereof for the preparation of the Financial Statements.

  11. Miscellaneous.

         (a) Nature of Certain Obligations. The representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Party will be responsible to the extent provided in Section 8 above for the entirety of any Adverse Consequences any Party may suffer as a result of any breach thereof; provided, however no Party shall be entitled to receive more than any Adverse Consequences it may suffer.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Nu-Tech and the PM Shareholders and Prompt Medical; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Nu-Tech and the PM Shareholders and Prompt Medical; provided, however, that Nu-Tech may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Nu-Tech nonetheless shall remain responsible for the performance of all of its obligations hereunder). Nothing contained in this Agreement shall be deemed or construed to prevent the dissolution of Prompt Medical after the Closing; therefore, Nu-Tech and NTBM agree that the PM Shareholders and Prompt Medical shall have the right to assign among themselves any and all rights and obligations hereunder in the event of such dissolution.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then five
(5) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


         If to the PM Shareholders
         or Prompt Medical:     P.O. Box 432160
                                South Miami, Florida  33243-2160

         Copy to:               Lawrence Natinsky, Esq.
                                1390 South Dixie Highway, Ste. 1204
                                Coral Gables, Florida  33146

         If to Nu-Tech or       500 Fifth Avenue
         NTBM Billing:          Suite 2424

                                New York, New York 10010

         Copy to:               Brian C. Daughney, Esq.
                                Goldstein & DiGioia LLP
                                369 Lexington Avenue
                                New York, New York 10017

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Nu-Tech, NTBM Billing, Prompt Medical and the PM Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Each of the PM Shareholders, Prompt Medical, NTBM Billing and Nu-Tech will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, Nu-Tech hereby agrees that it shall pay, upon receipt of invoices, up to $10,000 to the independent accountants of Prompt-Medical with respect to the preparation of the Financial Statements which shall be in form acceptable to Nu-Tech's independent accountants. The PM Shareholders and Prompt Medical agree that neither NTBM Billing nor Nu-Tech shall be responsible for any of the PM Shareholders' or Prompt Medical's costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby, except as set forth above.

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

         (p) Submission to Arbitration. Any controversy, claim, or dispute arising out of or relating to this Agreement, or any breach thereof, including without limitation any dispute concerning the scope of this arbitration clause, shall be settled by arbitration in New York, New York before one (1) arbitrator of the American Arbitration Association ("AAA"), chosen by the AAA in accordance with the Commercial Arbitration Rules of the AAA as supplemented herein, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall have the right to object once to the arbitrator chosen by the AAA and to require that another arbitrator be appointed. Pending final award, arbitrator compensation and expenses shall be advanced equally by both parties. The final award shall include costs and expenses to be paid to the prevailing party; provided, however, in the event such Party is found to have been at fault then the costs and expenses shall be divided pro rata in accordance with the award. The final award may grant such other, further, and different relief as authorized by the AAA Commercial Arbitration Rules, but may not include punitive damages.

         (q) Separate Counsel. The PM Shareholders and Prompt Medical hereby expressly acknowledge that they have been repeatedly advised that they have not been represented by Nu-Tech's or NTBM Billing's attorney in this matter and have been advised and urged to seek separate legal counsel for advice in this matter. Each of the PM Shareholders and Prompt Medical hereby waive any right to raise as a defense to any claim or dispute the fact that they have refused to obtain counsel prior to execution of this Agreement. The PM Shareholders and Prompt Medical hereby acknowledge that they have informed Nu-Tech and NTBM Billing that they understand the terms and conditions of the transactions contemplated herein and that the PM Shareholders are sophisticated business persons with experience in transactions such as those contemplated herein.

         (r) Installment Reporting by PM Shareholders. Nu-Tech and NTBM Billing understand that Prompt Medical intends to liquidate in a manner that satisfies the requirements of Section 453B(h) and 453(h) of the Code to avoid recognition of gain by Prompt Medical on one or more liquidating distributions to the PM Shareholders, including one or more distributions of its rights under the Escrow Agreement, and to permit the PM Shareholders to report gain on the liquidation of Prompt Medical on the installment method, and

Nu-Tech and NTNB Billing will cooperate with Prompt Medical and/or the PM Shareholders as necessary to enable them to implement that intention.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                        NU-TECH BIO-MED, INC.


                                        By__________________________
                                          J. MARVIN FEIGENBAUM
                                          President



                                        NTBM BILLING SERVICES, INC.


                                        By__________________________
                                          President


___________________________________
JUDITH PRUSSIN


___________________________________
JEFFREY PRUSSIN
                                        PROMPT MEDICAL BILLING, INC.


                                        By__________________________
                                          President